UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

GRANITE FALLS ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 564-3100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 24, 2009, Granite Falls Energy, LLC (“Granite Falls”) and Farmers Cooperative Elevator Co. (“FCE”) agreed to amend their Grain Procurement Agreement pursuant to which FCE supplies all of the corn processed by the Granite Falls ethanol plant. The effective date of the amended Grain Procurement Agreement is September 1, 2009. The terms of the amendment include adjustments to the amount of corn FCE is required to store at the Granite Falls plant site, the amount of corn delivered to Granite Falls by rail, the corn procurement fee paid by Granite Falls to FCE and the pricing procedures for corn purchased by Granite Falls.

This current report on Form 8-K contains forward-looking statements. We undertake no responsibility to update any forward looking statement. When used, the words “believe”, “hope”, “expect”, “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings, copies of which are available through our website or upon request.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	Exhibits

Exhibit No.	Description
99.1	Second Amendment to Grain Procurement Agreement between Granite Falls Energy, LLC and Farmers Cooperative Elevator Co., dated September 24, 2009. +

(+) Confidential Treatment Requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

Date: September 28, 2009	/s/ Stacie Schuler

Stacie Schuler, Chief Financial Officer

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